Exhibit 23.3



                     CONSENT OF DELOITTE & TOUCHE LLP




We consent to the incorporation by reference in this Registration Statement of South Alabama Bancorporation on Form S-4 of our report dated January 27, 1995 of South Alabama Bancorporation as of December 31, 1994 and 1993 and for the years then ended appearing in the Annual Report on Form 10-K, and to the reference to us under the heading "Experts" in the Joint Proxy Statement, which is part of this Registration Statement.




Deloitte & Touche LLP



Birmingham, Alabama
September 3, 1996